HERBERT M. JONES

MELVIN D. CLOSE, JR.

JOSEPH W. BROWN

ALBERT F. PAGNI

JOHN P. SANDE, III

WILLIAM J. RAGGIO

BOB MILLER

GARY R. GOODHEART

MICHAEL E. BUCKLEY

DOUGLAS G. CROSBY

RICHARD F. JOST

JANET L. CHUBB

DOUGLAS M. COHEN

KIRK B. LENHARD

KEVIN R. STOLWORTHY STEPHEN M. RICE

ANTHONY C. GORDON

GREG L. JENSEN

JODI R. GOODHEART

PAUL A. LEMCKE

PHILIP M. BALLIF

RENEE R. REUTHER

MICHAEL P. LINDELL

MICHAEL G. ALONSO

BRIAN P. CLARK

ANN MORGAN

R. DOUGLAS KURDZIEL

DIANA L. SULLIVAN

KRIS T. BALLARD

CRAIG H. NORVILLE

WILLIAM C. DAVIS, JR.

JONES VARGAS ATTORNEYS AT LAW THIRD FLOOR SOUTH 3773 HOWARD HUGHES PARKWAY LAS VEGAS, NEVADA 89109-0949 WWW.JONESVARGAS.COM

TELEPHONE

(702) 734-2220

TELECOPIER

(702) 734-2722

CLIFFORD A. JONES (Retired)

GEORGE L. VARGAS (1909 - 1985)

JOHN C. BARTLETT (1910 - 1982)

LOUIS MEAD DIXON (1919 - 1993)

GARY T. FOREMASTER (1953 - 1998)

November 13, 2001

MELISSA P. BARNARD

GREGORY A. BROWER

JOHN P. DESMOND

TROY C. FUHRIMAN

EDWARD M. GARCIA

ELIZABETH M. GHANEM

DANIEL W. GLASSER

RYAN W. HERRICK

DAWN R. HINMAN

ANN MACKEY KLING

MOLLY D. MALONE

KARL L. NIELSON

DENNIS L. OLSON

PUONYARAT K. PREMSRIRUT

PATRICK A. ROSE

TONY F. SANCHEZ III

SCOTT M. SCHOENWALD

PATRICK J. SHEEHAN

JENNIFER A. SLOAN

STEPHEN M. SULLIVAN

ERIC W. SWANIS

BRADLEY R. TATOM

AMY N. TIRRE

SANDRA D. TURNER

GORDON H. WARREN

OF COUNSEL CLARK V. VELLIS KIRK D. HENDRICK PETE ERNAUT* MANAGING DIRECTOR GOVERNMENT AFFAIRS AND PUBLIC POLICY

Lifestream Technologies, Inc.	EXHIBIT 5.1

5120 Clearwater Loop

Suite 101

Post Falls, Idaho 83854

Re:	Lifestream Technologies, Inc. - Registration Statement on Form S-3 in
respect of 12,865,193 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Lifestream Technologies, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 12,865,193 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, which have been reserved for issuance upon the exercise of presently outstanding convertible notes (the "Convertible Notes") and warrants (the "Warrants") by the selling security holders identified in the prospectus forming part of the Registration Statement.

In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the Convertible Notes and the Warrants. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor upon the conversion of the Convertible Notes and the exercise of the Warrants, respectively, as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to, or the effect thereon of, the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

/s/ Jones Vargas